Exhibit 5.1

[Letterhead of Squire, Sanders and Dempsey L.L.P.]

June 5, 2009

HNI Corporation
408 East Second Street
Muscatine, Iowa 52761

Ladies and Gentlemen:

We have acted as counsel to HNI Corporation, an Iowa corporation (the "Corporation"), in connection with a Registration Statement on Form S-3 and Amendments No. 1 and No. 2 thereto (as amended, the "Registration Statement") filed by the Corporation with the Securities and Exchange Commission (the "Commission") relating to the proposed sale by the Corporation from time to time, in one or more series, of (i) shares of its common stock (the "Common Stock"); (ii) shares of its preferred stock (the "Preferred Stock"); (iii) its debt securities, which may be senior notes (the "Senior Notes"), senior subordinated notes (the "Senior Subordinated Notes"), or subordinated notes (the "Subordinated Notes," together with the Senior Notes and the Senior Subordinated Notes, the "Debt Securities"); (iv) guarantees with respect to the Debt Securities by the Corporation or a subsidiary thereof ("Guarantees"); (v) depositary shares (the "Depositary Shares") representing fractional shares of Preferred Stock and evidenced by depositary receipts issued pursuant to a deposit agreement between the Corporation and a depositary (a "Deposit Agreement"); (vi)  warrants to purchase equity securities of the Corporation (the "Equity Warrants") pursuant to a warrant agreement between the Corporation and a designated warrant agent (an "Equity Securities Warrant Agreement"); (vii) warrants to purchase Debt Securities (the "Debt Warrants") to be issued pursuant to a warrant agreement between the Corporation and a designated warrant agent (a "Debt Securities Warrant Agreement"); (viii) purchase contracts for one or more securities, in any combination ("Purchase Contracts") and (ix) units consisting of two or more securities, in any combination (the "Units").

The Common Stock, Preferred Stock, Debt Securities, Guarantees, Depositary Shares, Equity Warrants, Debt Warrants, Purchase Contracts and Units are hereinafter collectively referred to as the "Securities."  The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and any supplements thereto.

We have examined such documents, including the resolutions of the Board of Directors of the Corporation adopted on January 20, 2009 (the "Resolutions"), and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of our opinion set forth below.  In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.

We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Corporation, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.  As to questions of fact material to our opinion, we have relied upon certificates of officers of the Corporation and of public officials.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in each form incorporated by reference as exhibits to the Registration Statement.

Based on the foregoing, we are of the opinion that:

1.      Upon issuance, delivery and payment therefore as may be described in a supplement to the Prospectus, or when issued upon valid exercise of Equity Warrants that have been duly authorized by all requisite corporate action and validly issued, shares of Common Stock will be validly issued, fully paid and nonassessable.

2.       When the specific terms of a series of Preferred Stock have been specified in a Certificate of Designation duly adopted by the Board of Directors of the Corporation (the "Board") or a duly authorized committee thereof, and such Certificate of Designation has been duly filed with the Secretary of State of Iowa, such series of Preferred Stock will have been duly authorized by all requisite corporate action and, upon issuance, delivery and payment therefore as may be described in a supplement to the Prospectus, or when issued upon valid exercise of Equity Warrants that have been duly authorized by all requisite corporate action and validly issued, shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.       When the specific terms of a series of Debt Securities have been specified in a Supplemental Indenture or an Officer's Certificate, which has been executed and delivered to the Trustee by an Authorized Officer (as defined in the Resolutions), such series of Debt Securities will have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in the Indentures and delivered against payment therefore and as specified by an Authorized Officer, or when issued upon valid exercise of Debt Warrants that have been duly authorized by all requisite corporate action and validly issued, will constitute valid and binding obligations of the Corporation, enforceable in accordance with the terms of such series.

4.      When the specific terms of a series of Depositary Shares have been specified in a Deposit Agreement, the Depositary Shares established in such Deposit Agreement will have been duly authorized by all requisite corporate action and, upon issuance, delivery and payment therefore as described in a supplement to the Prospectus, will be validly issued, fully paid and nonassessable.

5.      When the specific terms of a series of Equity Warrants have been specified in an Equity Securities Warrant Agreement, the Equity Warrants established in such Equity Securities Warrant Agreement will have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in such Warrant Agreement and delivered against payment therefore pursuant to the terms described in a supplement to the Prospectus, will constitute valid and binding obligations of the Corporation, enforceable in accordance with the terms of such Equity Warrants.

6.       When the specific terms of a series of Debt Warrants have been specified in a Debt Securities Warrant Agreement, the Debt Warrants established in such Debt Securities Warrant Agreement will have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in such Debt Securities Warrant Agreement and delivered against payment therefore pursuant to any terms that may be described in a supplement to the Prospectus, will constitute valid and binding obligations of the Corporation, enforceable in accordance with the terms of such Debt Warrants.

7.       Guarantees, Purchase Contracts and Units ("Other Securities") to be issued under the Registration Statement shall have such terms and shall have been approved when final resolutions shall have been duly adopted by the Board or a duly authorized committee thereof, authorizing the issuance and sale of such Other Securities, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement.  The terms of any Other Securities issued pursuant to the Registration Statement shall be described in a periodic report on Form 8-K to be filed by the Corporation at the time of issuance of such Other Securities.

8.       With respect to Debt Securities to be issued and any Guarantees included in the Debt Securities, when (i) the applicable indenture in substantially the form filed as an exhibit to the Registration Statement (the "Indenture") and any supplemental indenture thereto relating to the Debt Securities have been duly authorized and validly executed and delivered by the Corporation, any applicable guarantors (the "Guarantors"), and an eligible trustee, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Board has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable, (iv) the Board of Directors (or equivalent thereof) of each Guarantor, if applicable, has taken all necessary action (corporate or other) to approve and establish the terms of the Guarantee included in such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters, and (v) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities and any Guarantees included in such Debt Securities, if applicable, will constitute legal, valid and binding obligations of the Corporation and the Guarantors, respectively, enforceable against the Corporation and the Guarantors, respectively.

9.       With respect to Securities constituting Purchase Contracts, when (i) the Corporation has taken all necessary action to authorize and approve the issuance of such Purchase Contracts, the terms of the offering thereof and related matters and (ii) such Purchase Contracts and any agreements relating to such Purchase Contracts have been duly executed, countersigned, issued and delivered in accordance with the terms of any agreement applicable to such Purchase Contracts and the applicable resolution of the Board relating to such Purchase Contracts and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Purchase Contracts will have been duly authorized by all necessary corporate action on the part of the Corporation and will be valid and binding obligations of the Corporation.

10.     With respect to Securities constituting Units, when (i) the Corporation has taken all necessary action to authorize and approve the issuance of such Units, the terms of the offering thereof and related matters, (ii) the action with respect to any applicable Purchase Contracts comprising any part of such Units has been taken, (iii) such Units have been duly issued and delivered, with certificates representing such Units having been duly executed, countersigned, issued and delivered in accordance with the terms of any applicable agreement relating to the Units and the applicable resolution of the Board relating to such Units and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, (iv) any securities other than Purchase Contracts comprising a part of such  Units shall have been duly executed, issued and delivered by the respective issuers thereof and constitute valid and binding obligations of such issuers, enforceable in accordance with their respective terms, and (v) any collateral arrangements relating to such Units have been duly established and any agreements in respect thereof have been duly executed and delivered and the collateral has been deposited with the collateral agent in accordance with such arrangements, such Units will constitute valid and binding obligations of the Corporation, enforceable in accordance with their terms.

The opinions set forth above are subject to the following qualifications and exceptions:

  (a)    Our opinions in paragraphs 3, 5, 6, 8, 9 and 10 above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights, (ii) the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law), and (iii) insofar as they relate to indemnification provisions, the effect of federal and state securities laws and public policy relating thereto.

  (b)    In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, the Resolutions referred to above will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement will have been declared effective by the Commission and will continue to be effective, none of the particular terms of a series of Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Corporation with the terms thereof will result in a violation of any agreement or instrument then binding upon the Corporation or any order of any court or governmental body having jurisdiction over the Corporation.

     (c)    As of the effective date of the Registration Statement, a judgment for money in an action based on a debt security denominated in a foreign currency or currency unit in a federal or State court in the United States ordinarily would be enforced in the United States only in United States dollars.  The date used to determine the rate of conversion into United States dollars of the foreign currency or currency unit in which a particular debt security is denominated will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a debt security would be required to render such judgment in the foreign currency or currency unit in which such debt security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

Our opinions expressed above are limited to the laws of the State of New York, the Iowa Business Corporation Act and the federal laws of the United States of America.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" contained in the Prospectus included therein.

Very truly yours,

/s/ SQUIRE, SANDERS & DEMPSEY L.L.P.